Exhibit 99.1
Press Release
FOR IMMEDIATE RELEASE

Contact:	Howard H. Nolan Senior Executive Vice President Chief Financial Officer and Corporate Secretary (631) 537-1001, ext. 7255
BRIDGE BANCORP, INC. ANNOUNCES FOURTH QUARTER 2010 DIVIDEND
(Bridgehampton, NY —December 16, 2010) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), announced the declaration of a quarterly dividend of $0.23 per share. The dividend will be payable on January 13, 2011 to shareholders of record as of December 30, 2010. The Company continues its trend of uninterrupted dividends.
Bridge Bancorp, Inc., a New York corporation, is a one bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank. With assets over $1 billion, the Bank operates in markets throughout Suffolk County, New York and provides deposit, loan products and financial services through its full service branch network and electronic delivery channels. Title insurance services are offered through the Bank’s wholly owned subsidiary, Bridge Abstract. The Bank currently operates 19 retail branches in Suffolk County, Long Island. Most recently, new branches have opened in Patchogue and Deer Park.